Exhibit 16




                                                [ANDERSEN LOGO]


                                                Arthur Andersen LLP
                                                1601 Market Street
                                                Philadelphia, PA  19103-2499

                                                Tel  267 675 6000

                                                www.andersen.com







10 May 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated 10 May 2002 of Air Products and Chemicals, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP



cc: Mr. Leo J. Daley, Chief Financial Officer, Air Products and Chemicals, Inc.